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                                                                   Exhibit 99.01


                              CARDINAL HEALTH, INC.
                 STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). The Company's Form 10-K, the Company's Annual Report to Shareholders, any Form 10-Q or any Form 8-K of the Company, or any other written or oral statements made by or on behalf of the Company may include or incorporate by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to:

-        uncertainties relating to general economic conditions;
- the loss of one or more key customer or supplier relationships, including pharmaceutical and medical/surgical manufacturers for which alternative supplies may not be available;
- the malfunction or failure of the Company's information systems, including malfunctions or failures associated with Year 2000 readiness problems;
- the costs and/or difficulties related to the integration of recently acquired businesses;
- changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of the Company's independent auditors, or the staff of the Securities and Exchange Commission;
- changes in the distribution or outsourcing pattern for pharmaceutical and medical/surgical products and/or services, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers;
-        changes in, or failure to comply with, government regulations;
-        the costs and other effects of legal and administrative proceedings;
- injury to person or property resulting from the Company's packaging, repackaging, delivery system development, and manufacturing operations or pharmacy management services;
- competitive factors in the Company's healthcare service businesses, including pricing pressures;
- unforeseen changes in the Company's existing agency and distribution arrangements;
- the continued financial viability and success of the Company's customers, suppliers, and franchisees;
-        technological developments and products offered by competitors;
- failure to retain or continue to attract senior management or key personnel;
- risks associated with international operations, including fluctuations in currency exchange ratios and risks associated with implementation of the Euro currency;
- successful challenges to the validity of the Company's patents, copyrights and/or trademarks;
- difficulties or delays in the development, production and marketing of new products and services;
-        strikes or other labor disruptions;
-        labor and employee benefit costs;
- pharmaceutical and medical/surgical manufacturers' pricing policies and overall drug price inflation;
-        changes in hospital buying groups or hospital buying practices; and
- other factors referenced in the Form 10-K, Form 10-Q or other filings or written or oral statements made by or on behalf of the Company.

         The words "believe", "expect", "anticipate", "project", and similar expressions identify "forward-looking statements", which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.